Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-223032, 333-234438, 333-266070, 333-269475 and 333-275137) and Form S-3 (Nos. 333-274951, 333-285932, 333-290628 and 333-291037) and Form S-8 (Nos. 333-248846 and 333-290629) of SINTX Technologies, Inc. (the Company) of our report dated March 20, 2026, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2025.

/s/ Tanner LLP

Lehi, UT
March 20, 2026